                                                                     EXHIBIT 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES STATUTES OR REGULATIONS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, AND PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           CONCORDE GAMING CORPORATION

                                                                   July 30, 2002


                  This certifies that, for value received, BHL Capital Corporation, a South Dakota corporation, or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Concorde Gaming Corporation, a Colorado corporation (the "Company"), Two Million (2,000,000) shares (the "Underlying Shares") of the $.01 par value per share common stock of the Company (the "Common Stock"). The term "Warrant" shall include this Warrant and any warrants delivered as provided under this Warrant in substitution or exchange therefor.

                  1. Term of Warrant. Subject to the terms and conditions set forth in this Warrant, this Warrant shall be exercisable, in whole but not in part, at any time following the date hereof and prior to January 30, 2004 (the "Term").

                  2. Exercise Price. The price per share of Common Stock at which this Warrant may be exercised shall be Twenty Cents ($.20), subject to adjustment pursuant to Section 9 below (the "Exercise Price").

                  3. Exercise of Warrant.

                        a. Method. The purchase rights represented by this Warrant are exercisable by the Holder in whole but not in part, at any time during the Term, by the surrender of this Warrant and delivery of a Notice of Exercise in the form attached hereto as Exhibit A duly completed and executed on behalf of the Holder, at the office of the Company located at 3290 Lien Street, Rapid City, South Dakota 57702 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with payment in immediately available funds to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise. Any amount required to be paid under this Warrant may be paid (i) by certified check payable to the order of the

Company, (ii) with the Company's prior written consent, by cancellation of indebtedness owed by the Company to the Holder hereof at the time of exercise,
(iii) by wire transfer to the account of the Company, (iv) by cancellation as of the date of exercise of a portion of this Warrant valued at an amount equal to the amount to be paid under this Warrant, based on the fair market value of a share of Common Stock (as determined by the Company's board of directors in good faith), or (v) by any combination of the foregoing.

                        b. Shares. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within 10 business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of shares of Common Stock issuable upon such exercise.

                  4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new warrant substantially similar in form to this Warrant and exercisable for the number of shares of Common Stock set forth in this Warrant.

                  5. Rights of Stockholders. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company.

                  6. Transfer of Warrant.

                        a. Warrant Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given to such Holder in the name as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                        b. Transferability of Warrant. This Warrant may not be transferred or assigned in whole or in part without the express written consent of the Company and compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the foregoing, title to this Warrant may be transferred by endorsement (by the Holder executing an assignment in the form annexed hereto as Exhibit B (the "Assignment Form")) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The Common Stock issued upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

                        c. Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed for transfer on the Assignment Form, and subject to the provisions of this Warrant with respect to compliance with the Act, and with the limitations on assignments and transfers contained in this Section 6, the Company, at its expense, shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for in aggregate the number of shares issuable upon exercise of this Warrant.

                        d. Compliance with Securities Laws.

                           (i) The Holder of this Warrant, by acceptance hereof,
acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise of this Warrant are being acquired solely for the Holder's own account and not as a nominee for any other party and for investment and that the Holder will not offer, sell, assign, transfer or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise of this Warrant except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing in a form satisfactory to the Company that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale, except under circumstances that will not result in a violation of the Act or any state securities laws.

                           (ii) The certificate(s) representing any shares of
Common Stock issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  7. Required Notices.

                        a. Adjustment. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall issue a certificate signed by an officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable under this Warrant after giving effect to such adjustment, and shall cause a copy of such certificate to be delivered to the Holder as provided in Section 12(a).

                        b. Corporate Transaction. In case (i) the Company shall consummate any reorganization, reclassification, combination, exchange or subdivision of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another person or entity, or
(ii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will give the Holder or Holders a notice specifying the date on which such reorganization, reclassification, combination, exchange, subdivision, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, combination, exchange, subdivision, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be given at least 10 days prior to the date therein specified.

                  8. Amendments; Waiver.

                        a. Amendment. This Warrant may be amended only in a writing executed by the Holder and the Company.

                        b. Waiver. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  9. Adjustments. The number of shares purchasable under this Warrant, and the Exercise Price are subject to adjustment from time to time as follows:

                        a. Merger, Sale of Assets, Etc. If at any time, while this Warrant remains outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the Term and upon payment of the Exercise Price in the manner set forth in Section 3, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 9.

                        b. Reclassification, etc. If the Company at any time while this Warrant remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 9.

                        c. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares of such securities available for purchase in effect immediately prior to such subdivision, combination, or dividend or other distribution and the Exercise Price per share for such securities shall be proportionately adjusted.

                        d. Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then, and in each case, this Warrant shall represent the right to acquire, in addition to the Underlying Shares, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 9.

                        e. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

                  10. Lockup Agreement. The Holder hereby agrees that if requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Act, Holder shall not sell or otherwise transfer any securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Act (the "Market Standoff Period"). The

Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

                  11. Underlying Shares Reserved. The Company shall at all times have reserved and available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and when issued upon such exercise and assuming payment of the Exercise Price with respect thereto, such shares shall be validly issued, fully paid and nonassessable.

                  12. Miscellaneous.

                        a. Notices. Any notices required to be sent to a Holder will be delivered to the address of such Holder shown on the Warrant Register. All notices referred to in this Warrant will be delivered in person or sent by first class mail, postage prepaid, or nationally recognized express courier service, and will be deemed to have been given in the case of (i) personal delivery or delivery by courier, on the date of such delivery, and (ii) sending by mail, on the third day following such mailing.

                        b. Descriptive Headings; Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Delaware, without regard to principles of conflicts or choice of law.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the day and year first above written.

                                        CONCORDE GAMING CORPORATION


                                        By: /s/ Jerry L. Baum
                                            ------------------------------------
                                        Name:  Jerry L. Baum
                                        Title: President and Chief Executive
                                               Officer

                                    EXHIBIT A

                             FORM NOTICE OF EXERCISE

                  [To be signed only upon exercise of Warrant]

To: CONCORDE GAMING CORPORATION

The undersigned, the Holder of the enclosed Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ shares of Common Stock par value $.01 per share of Concorde Gaming Corporation, and herewith makes payment of $_________ therefor as follows:
[DESCRIBE METHOD OF PAYMENT CONSISTENT WITH SECTION 3A. OF WARRANT]

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued pursuant to such exercise are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any such securities except under circumstances that will not result in a violation of applicable federal and state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.



[NAME]


By
  ----------------------------------
Date
    --------------------------------

------------------------------------
[SIGNATURE]
Address

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned Holder of the Warrant attached hereto (the "Warrant") hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee ("Assignee")           Address                   No. of Shares
-----------------------------           -------                   -------------




and does hereby irrevocably constitute and appoint ___________________________ to make such transfer on the books of Concorde Gaming Corporation (the "Company") with full power of substitution in the premises.

                  Each of the undersigned also represents that, by this assignment, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise of this Warrant are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee hereby acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale. The Assignee hereby agrees to be bound by the terms and conditions of the Warrant.

DATED:
        --------------------

                                             -----------------------------------
                                             Signature of Holder


                                             -----------------------------------
                                             (Witness)


                                             -----------------------------------
                                             Signature of Assignee


                                             -----------------------------------
                                             (Witness)


                                      B-1